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                                   Exhibit 5



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                             February 24, 1997

Union Pacific Resources Group Inc.
801 Cherry Street
P.O. Box 7
Fort Worth, Texas 76101-0007

      RE: Registration Statement on Form S-8 Relating to the Union Pacific Resources Group Inc. Employee's Thrift Plan and 1995 Stock Option and Retention Stock Plan

Ladies and Gentlemen:

      As General Attorney of Union Pacific Resources Group Inc., a Utah corporation (the "Company"), I have participated in the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 11,700,000 shares of the Company's common stock (the "Registered Shares"), no par value per share (the "Common Stock"), of which 3,700,000 Registered Shares may be offered and sold under the Company's Employee's Thrift Plan and of which 8,000,000 Registered Shares may be offered and sold under the Company's 1995 Stock Option and Retention Stock Plan (collectively, the "Plans").

      In connection with this opinion, I have examined the Registration Statement, the Articles of Incorporation and Bylaws of the Company, certain of the Company's corporate proceedings as reflected in its minute books, and such other records as I have deemed relevant. I have examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made such other examinations of law and fact as I have deemed appropriate in order to form a basis for the opinion hereinafter expressed.

      In my opinion, the Registered Shares that may be originally issued by the Company in offers and sales in connection with the Plans will, when issued in accordance with the terms of the Plans, be validly issued, fully paid, and non-assessable shares of Common Stock.

      The opinion set forth above is limited to the Utah Business Corporation
Act.

      I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion and consent, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.



                                    Very truly yours,

                                    /s/ Mark L. Jones
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MLJ:mel